THIS AGREEMENT made as of the 1st day of October, 1998.


B E T W E E N:

                                ZEMEX CORPORATION
                     (hereinafter called the "Corporation")

                                     - and -

                                ALLEN J. PALMIERE
                      (hereinafter called the "Executive")


WITNESSES THAT:

WHEREAS the Executive is presently employed by the Corporation or a Subsidiary and has been for a substantial period of time;

AND WHEREAS the Corporation and the Executive are desirous of having certain rights and benefits in the event that the Executive is dismissed or the Executive's employment relationship with the Corporation or the Subsidiary is terminated in the manner set out herein;

AND WHEREAS the Corporation wishes to retain the benefit of the Executive's employment with the Corporation or the Subsidiary and to ensure that the Executive is able to carry out his responsibilities with the Corporation or the Subsidiary free from any distractions associated with any change in the ownership of the Corporation or its assets;

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the parties hereto), it is agreed by and between the parties hereto as follows:

SECTION 1 - DEFINITIONS: Terms used in this Agreement but not otherwise defined herein have the meanings set forth below:

(a) "BENEFIT PLANS" means any stock option or share purchase plan, employee loan, insurance, long-term disability, medical, dental and other executive and employee benefit plans, including any pension or similar plans, perquisites and privileges as may be provided to the Executive by the Corporation or the Subsidiary;

(b) "CHANGE IN CONTROL" means a transaction or series of transactions whereby directly or indirectly:

     (i) any person or combination of persons (other than any combination of Dundee Bancorp Inc. or any affiliate thereof and Richard L. Lister or a corporation controlled by any one or more of such persons) obtains a sufficient number of securities of the Corporation to affect materially the control of the Corporation; or

     (ii) the Corporation shall consolidate or merge with or into, amalgamate with, or enter into a statutory arrangement with, any other person (other than a subsidiary of the Corporation) or any other person (other than a subsidiary of the Corporation) shall consolidate or merge with or into, or amalgamate with or enter into a statutory arrangement with, the Corporation, and, in connection therewith, all or part of the outstanding voting shares shall be changed in any way, reclassified or converted into, exchanged or otherwise acquired for shares or other securities of the Corporation or any other person or for cash or any other property; or

    (iii) the Corporation shall be liquidated or dissolved or shall sell or otherwise transfer, including by way of the grant of a leasehold interest (or one or more of its subsidiaries shall sell or otherwise transfer, including by way of the grant of a leasehold interest) property or assets (A) aggregating more than 50% of the consolidated assets (measured by either book value or fair market value) of the Corporation and its subsidiaries as at the end of the most recently completed financial year of the Corporation or (B) which during the most recently completed financial year of the Corporation generated, or during the then current financial year of the Corporation are expected to generate, more than 50% of the consolidated operating income or cash flow of the Corporation and its subsidiaries, to any other person or persons (other than the Corporation or one or more of its subsidiaries); or

     (iv) the Corporation shall issue shares of common stock from the treasury of the Corporation in a sufficient number to affect materially the control of the Corporation; or

     (v) the Incumbent Directors cease to represent a majority of the members of the Board of Directors;

for the purposes of Sections 1(b)(i) and (iv), a person or combination of persons holding shares or other securities in excess of the number which, directly or following conversion thereof, would entitle the holders thereof to cast 20% or more of the votes attaching to all shares of the Corporation which may be cast to elect directors of the Corporation, shall be deemed to be in a position to affect materially the control of the Corporation;

(c) "EXPIRY DATE" means thirty months after a Change in Control occurs;

(d) "INCUMBENT DIRECTORS" means the members of the Board of Directors holding office at the date of this Agreement and any additional Directors appointed by or with the consent of the Incumbent Directors;

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

(e) "SUBSIDIARIES" means the following:

     (i)  Alumitech, Inc.;

     (ii) Pyron Corporation; and

    (iii) Zemex Industrial Minerals, Inc.;

and "Subsidiary" means any one of them with which the Executive has employment;

(f) "TRIGGERING EVENT" means any one of the following events which occurs without the express or implied agreement of the Executive:

     (i) an adverse change in any of the duties, powers, rights, discretion, salary or benefits of the Executive as they exist at the date of this Agreement; or

     (ii) a diminution of the title of the Executive as it exists at the date of this Agreement; or

    (iii) a change in the person or body to whom the Executive reports at the date of this Agreement, except if such person or body is of equivalent rank or stature or such change is as a result of the resignation or removal of such person or the persons comprising such body, as the case may be, provided that this shall not include a change resulting from a promotion in the normal course of business; or

     (iv) a change in the municipality at which the Executive is regularly required to carry out the terms of his employment with the Corporation at the date of this Agreement unless the Executive's terms of employment include the obligation to receive geographic transfers from time to time in the normal course of business.

SECTION 2 - RIGHTS UPON OCCURRENCE OF TRIGGERING EVENT: If a Change in Control occurs and if, in respect of the Executive, a Triggering Event occurs on or before the Expiry Date, the Executive shall be entitled to elect to terminate his employment with the Corporation and to receive a payment from the Corporation in an amount equal to the aggregate of (a) 200 % of his then current annual base salary and (b) 200% of the average of the annual bonus, if any, payable to him in respect of each of the three fiscal years of the Corporation ended immediately prior to such date. This Section 2 shall not apply if such Triggering Event follows a Change in Control which involves a sale of securities or assets of the Corporation with which the Executive is involved as a purchaser in any manner, whether directly or indirectly (by way of participation in a corporation or partnership that is a purchaser or by provision of debt, equity or purchase-leaseback financing).

Section 3 - Termination Rights Conditional: All termination rights of the Executive provided for in Section 2 are conditional upon the Executive electing to exercise such rights by notice given

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

to the Corporation up to 6 months after the Expiry Date and are exercisable only if the Executive does not resign from his employment with the Corporation or the Subsidiary (other than at the request of the Corporation or the Subsidiary) and does not actively seek alternative employment, in each case for at least 180 days following the date of the Change in Control.

SECTION 4 - RIGHTS UPON DISMISSAL WITHOUT CAUSE: The Executive shall be entitled to a payment by the Corporation of an amount calculated as provided for in
Section 2 if a Triggering Event does not occur but the Executive is dismissed from his employment with the Corporation without cause after a Change in Control and within twenty-four months after the Change in Control. The Corporation shall not dismiss the Executive for any reason unless such dismissal is specifically approved by the Board of Directors of the Corporation.

SECTION 5 - PAYMENTS UNDER THIS AGREEMENT: Any payment to be made by the Corporation pursuant to the terms of this Agreement shall be made by the Corporation in cash in a lump sum within five business days of the giving of notice by the Executive pursuant to Section 3, or within five business days of the dismissal from the Executive's employment as referred to in Section 4, as the case may be. Any payment to be made under Section 2 or 4 shall be calculated, in the case of Section 2, at the date of giving notice pursuant to
Section 3 and, in the case of Section 4, at the date of dismissal. Notwithstanding the foregoing provisions of this Section 5, at the option of the Executive a payment, or any part thereof, to be made to the Executive shall be deferred to such date or dates as shall be designated in writing by the Executive.

SECTION 6 - PAYMENTS IN LIEU OF ALL OTHER DAMAGE CLAIMS, ETC.: All payments provided for herein shall be in lieu of all other notice or damage claims as regards dismissal or termination of the Executive's employment with the Corporation or any subsidiary of the Corporation after a Change in Control and the arrangements provided for herein shall not be considered in any judicial determination of appropriate damages at common law for dismissal without cause, other than as provided for in this Agreement. At the request of either party, the parties shall exchange mutual signed releases of liability conforming to the substantive provisions of this Agreement.

SECTION 7 - AGREEMENT SUPPLEMENTAL: This Agreement shall be supplemental to any other contract of employment or otherwise, whether written or oral, that exists between the Corporation or any subsidiary of the Corporation and the Executive, except insofar as any such contract relates to the termination of the employment relationship between the Corporation or any subsidiary of the Corporation and the Executive, in which case this Agreement shall supersede the termination provisions of any such other contract of employment or otherwise.

SECTION 8 - BENEFIT PLANS: In the event that the Executive is entitled to a payment pursuant to Section 2 or 4, the Executive shall be entitled to have all Benefit Plans as constituted at the date of the giving of notice by the Executive pursuant to Section 3, or the dismissal from the Executive's employment, as the case may be, continued for a period of twenty-four months after the date of the giving of notice by the Executive pursuant to Section 3, or the dismissal from the Executive's employment, as the case may be, or for any longer period available under any Benefit Plans when coverage is provided from a source other than the Corporation.

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

SECTION 9 - STOCK OPTIONS: In the event that the Executive is entitled to a payment pursuant to Section 2 or 4, the term during which any stock option granted to the Executive by the Corporation or any subsidiary of the Corporation may be exercised shall be extended to the later of the expiry date of the option or twenty-four months after the date of the giving of notice by the Executive pursuant to Section 3, or the dismissal from the Executive's employment as referred to in Section 4, as the case may be; provided that the maximum term of any such option shall not exceed 6 years from the date of grant of the option or such longer period as shall be permitted under the terms of the Corporation's stock option plan. In addition, in such event any provisions of the stock option or the stock option plan restricting the number of option shares which may be purchased before a particular date shall be waived and the options shall be fully vested immediately. The terms of any stock option plan or agreement shall be deemed amended to reflect the provisions of this Section 9.

SECTION 10 - DESIGNATION OF BENEFICIARY: In the event that the Executive dies prior to the satisfaction of all of the Corporation's obligations under the terms of this Agreement, any remaining amounts payable to the Executive by the Corporation shall be paid to the person or persons (a "Beneficiary") previously designated by the Executive to the Corporation for such purposes. Any such designation of a Beneficiary shall be made in writing, signed by the Executive and dated and filed with the Secretary of the Corporation. In the event that no such designation is made, all such remaining amounts shall be paid by the Corporation to the estate of the Executive. If the Executive has exercised the option pursuant to Section 5 to defer a payment, or any part thereof, to be made to the Executive, the Beneficiary or the executor of the estate, as the case may be, shall have the further option to require payment in full of any such remaining amounts to the Beneficiary or the executor, as the case may be, by giving notice in writing to that effect to the Corporation.

SECTION 11 - ASSIGNMENT AND ASSUMPTION: This Agreement automatically shall be assigned by the Corporation to any successor corporation of the Corporation and shall be binding upon such successor corporation. For the purposes of this
Section 11, "successor corporation" shall include any person referred to in Subsection 1(b)(ii) or (iii). The Corporation shall ensure that the successor corporation shall continue the provisions of this Agreement as if it were the original party in place of the Corporation; provided however that the Corporation shall not thereby be relieved of any obligation to the Executive pursuant to this Agreement. In the event of a transaction or series of transactions as described in Subsection 1(b)(ii) or (iii), appropriate arrangements shall be made by the Corporation for the successor corporation to honour this Agreement as if the Executive had exercised his maximum rights hereunder as of the effective date of such transaction.

SECTION 12 - FURTHER ASSURANCES: Each of the parties hereto agrees to do and execute or cause to be made, done or executed all such further and other things, acts, deeds, documents, assignments and assurances as may be necessary or reasonably required to carry out the intent and purpose of this Agreement fully and effectually. Without limiting the generality of the foregoing, the Corporation shall take all reasonable steps in order to structure the payment or payments provided for in this Agreement in the manner most advantageous to the Executive with respect to

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

the provisions of the Income Tax Act (Canada), the Internal Revenue Code (United States of America) or any similar legislation in place in any other jurisdiction of the Executive's residence.

SECTION 13 - REVIEW OF AGREEMENT: In the event of a threatened or pending Change in Control of the Corporation, and following a Change in Control of the Corporation which is not followed within six months by a Triggering Event in respect of the Executive, the Corporation in either case shall enter into a review of the terms of this Agreement and shall implement any amendments hereto which are agreed to by both parties.

SECTION 14 - RETRANSFER: In the event that within 12 months prior to the date of the Triggering Event the Executive was transferred by the Corporation or the Subsidiary to his then place of residence and if the Executive has been resident in such location for less than 24 months at the time that he becomes entitled to a payment pursuant to Section 2 or 4, if the Executive exercises his rights under this Section 14 at the time of the giving of notice by the Executive pursuant to Section 3, or upon giving notice to the Corporation within 30 days of dismissal from the Executive's employment as referred to in Section 4, as the case may be, the Corporation shall pay the direct moving expenses of moving the Executive and his immediate family and their household effects to his immediately preceding place of residence offset by any such costs paid by any new employer.

SECTION 15 - OUTPLACEMENT SERVICES: The Corporation shall pay the reasonable costs (to a maximum of 15% of the then current annual base salary of the Executive) of the services of an outplacement counselling service mutually satisfactory to the Corporation and the Executive, and for a maximum period of 12 months, for the Executive in the event that the Executive is entitled to receive a payment pursuant to Section 2 or 4.

SECTION 16 - GENDER: Whenever the context of this Agreement so requires or permits, the masculine gender includes the feminine gender.

SECTION 17 - NOTICE: Any election or designation to be made by the Executive pursuant to the terms of this Agreement shall be by notice in writing and shall be hand delivered to the Corporation at the following address:

                                Zemex Corporation
                          Canada Trust Tower, BCE Place
                           161 Bay Street, Suite 3750
                                Toronto, Ontario
                                     M5J 2S1
                            Telephone: (416) 365-8080
                               Fax: (416) 365-8094
                        Attention: Chairman of the Board

SECTION 18 - TERM: This Agreement shall commence as of the date first above written and shall terminate on December 31, 2003 unless extended with the mutual agreement of the parties hereto and approved by the Board of Directors of the Corporation; provided that if a Change of Control

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

occurs on or before December 31, 2003 the term of this Agreement shall be automatically extended to the Expiry Date.

SECTION 19 - GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

IN WITNESS WHEREOF the parties hereto have caused this agreement to be executed as of the date first above written.


                                         ZEMEX CORPORATION



                                        By:   /s/ Paul A. Carroll
                                            ------------------------------------
                                              Paul A. Carroll
                                              Director

SIGNED, SEALED & DELIVERED                  )
in the presence of                          )
                                            )
                                            )
                                            )
 /s/ Patricia K. Moran                      )  /s/ Allen J. Palmiere
---------------------------------           )  ---------------------------------
Witness                                     )  Allen J. Palmiere


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